As filed with the Securities and Exchange Commission on December 23, 1997

                                           Registration No. 333-




                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                               FORM S-8

                        REGISTRATION STATEMENT

                                 UNDER

                      THE SECURITIES ACT OF 1933


                          McKESSON CORPORATION
        (Exact name of registrant as specified in its charter)


Delaware                                     94-3207296
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)



One Post Street
San Francisco, California                    94104
(Address of Principal Executive Offices)     (Zip Code)


McKesson Corporation 1994 Stock Option and Restricted Stock Plan
(Full Title of the Plan)


Nancy A. Miller
Ivan D. Meyerson
Vice President and
Vice President and
 Corporate Secretary
 General Counsel
One Post Street
One Post Street
San Francisco, CA 94104
San Francisco, CA 94104
(415)983-8300)
(415) 983-8300

(Name, address and telephone number, including area code, of agent for service)







                 CALCULATION OF REGISTRATION FEE


Title of          Amount    Proposed    Proposed     Amount of
Securities to     To Be     Maximum     Maximum      Registration
Be Registered     Regis-    Offering    Aggregate    Fee(2)
                  tered(1)  Price per   Offering
                            Share(2)    Price(2)


Options to purchase
common stock      573,000   $18.00      $10,314,000  $3,042.63



(1) The underlying shares of the Company's common stock relating to the options to purchase common stock registered hereby have previously been registered.

(2) Estimated pursuant to Rule 457(i) on the basis of the proposed offering price solely for the purpose of calculating the registration fee.

_________________


          The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities
          Act of 1933.


                             PART I


Item 1.          Plan Information.*

Item 2.          Registrant Information and Employee Plan Annual
Information.*

*        Information required by Part I to be contained in the
Section 10(a) prospectus is omitted from this Registration
Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act") and the Note to Part I of
Form S-8.


                             PART II


Item 3.          Incorporation of Documents by Reference.

         The following documents filed by Registrant with the Commission are incorporated by reference in this Registration
Statement:

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1997;

         (2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1997 and September 30, 1997;

         (3) The Registrant's Current Reports on Form 8-K dated November 22, 1996 (as amended by Amendment No. 1 on Form 8-K/A filed on January 21, 1997 as further amended by Amendment No. 2 on Form 8-K/A filed on April 28, 1997), April 7, 1997, June 13, 1997, June 24, 1997, September 5, 1997, September 24, 1997 and
October 31, 1997; and

         (4) The description of the Registrant's capital stock contained in the Registrant's Registration Statement on Form 10 and the Rights Agreement dated as of October 21, 1994 between the Registrant and First Chicago Trust Company of New York, as Rights Agent, filed as Exhibit 4.1 to Amendment No. 3 to the
Registrant's Registration Statement on Form 10.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.


Item 4.          Description of Securities.

         The securities to be issued are stock options granted in accordance with the McKesson Corporation 1994 Stock Option and Restricted Stock Plan (the "Plan"). Upon vesting and in accordance with the provisions of the Plan and the terms of the grant made to each grantee, each option entitles the grantee to purchase one share of the Registrant's Common Stock. The Common Stock of McKesson Corporation is registered under Section 12 of the Exchange Act and is traded on the New York Stock Exchange and
the Pacific Exchange.   Accordingly, no description of the Common
Stock is provided hereunder.


Item 5.          Interests of Named Experts and Counsel.

         Not applicable.


Item 6.  Indemnification of Officers and Directors.

         Paragraph 7 of Article VI of the Company's Restated
Certificate of Incorporation provides as follows:

          "7. The Corporation shall indemnify (a) its directors to the fullest extent permitted by the laws of the State of Delaware now or hereafter in force, including the advancement of expenses under the procedures provided by such laws, (b) all of its officers to the same extent as it shall indemnify its directors, and (c) its officers who are not directors to such further extent as shall be authorized by the Board of Directors and be consistent with law. Subject only to any limitations prescribed by the laws of the State of Delaware now or hereafter in force, the foregoing shall not limit the authority of the Corporation to indemnify the directors, officers and other employees and agents of this Corporation consistent with law and shall not be deemed to be exclusive of any rights to which those indemnified may be entitled as a matter of law or under any resolution, By-Law provision, or agreement."

         Under Section 145 of the General Corporation Law of the State of Delaware, the state in which the Company is incorporated, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party, or by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents. In general, Section 145 provides that a corporation has the power to indemnify directors, officers, employees or agents where the individual acted in good faith and in a manner such individual reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such individual's conduct was unlawful. In circumstances where the individual shall have been adjudged to be liable for negligence or misconduct in the performance of such individual's duty to the corporation, indemnification will be allowed only to the extent that the court considering the action decides, in view of the circumstances, the individual is entitled to indemnity.

         The directors and officers of the Company and its subsidiaries are covered by policies of insurance under which they are insured, within limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, in which they are parties by reason of being or having been directors or officers; the Company is similarly insured, with respect to certain payments it might be required to make to its directors or officers under the applicable statutes and its charter provisions. In addition, pursuant to authority contained in Article VIII of the Company's Restated By-Laws ("Article VIII"), the Company has entered into indemnification agreements with its directors and officers. Those agreements, in effect, give each director and officer a contractual right to assert against the Company the indemnification rights provided to them in Article VIII upon the occurrence of an Indemnifiable Event (as defined in the agreements). The agreements further provide for the funding of a trust by the Company in certain specified circumstances in an amount sufficient to satisfy the indemnitees' expenses and liabilities relating to an Indemnifiable Event.


Item 7.          Exemption from Registration Claimed.

         Not applicable.



Item 8.          Exhibits.

          Exhibit No.                     Description

             4.1* Rights Agreement dated as of October 21, 1994 between the Registrant and First Chicago Trust Company of New York, as Rights Agent, filed as
                              Exhibit 4.1 to Amendment No. 3 to
                              the Registrant's Registration
                              Statement on Form 10 and
                              incorporated herein by reference.

             5.1              Opinion of Ivan D. Meyerson,
                              President and General Counsel of the
                              Registrant, as to the legality of
                              the securities being registered.

            23.1              Independent Auditors' Consent.

            23.2 Consent of Ivan D. Meyerson, Vice-President and General Counsel of the Registrant (included in Exhibit 5.1 to this Registration Statement).

            24.1 Powers of Attorney pursuant to which certain officers and directors of the Registrant signed this
                              Registration Statement.

            ____________________

            *  Previously filed.

Item 9.  Undertakings.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i)      To include any prospectus
required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii)     To reflect in the prospectus any
facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                         (iii) To include any material information
with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 23rd day of December, 1997.


                                      McKESSON CORPORATION


                                      By: /s/ NANCY A. MILLER
                                      -----------------------
                                      Nancy A. Miller
                                      Vice President and Secretary

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 23, 1997.



Signature                               Title

/s/ MARK A. PULIDO*                President and Chief
Mark A. Pulido                     Executive Officer
                                   and Director
                                   (Principal Executive Officer)

/s/ RICHARD H. HAWKINS*            Vice President and
Richard H. Hawkins                 Chief Financial Officer
                                   (Principal Financial Officer)


/s/ HEIDI E. YODOWITZ*             Controller
Heidi E. Yodowitz                  (Principal
                                   Accounting Officer)

/s/ ALAN J. SEELENFREUND*          Director, Chairman
Alan J. Seelenfreund               of the Board


/s/ MARY G.F. BITTERMAN*           Director
Mary G.F. Bitterman

/s/ TULLY M. FRIEDMAN*             Director
Tully M. Friedman

/s/ JOHN M. PIETRUSKI*             Director
John M. Pietruski

/s/ DAVID S. POTTRUCK*             Director
David S. Pottruck

/s/ CARL E. REICHARDT*             Director
Carl E. Reichardt

/s/ JANE E. SHAW*                  Director
Jane E. Shaw

/s/ ROBERT H. WATERMAN,JR.*        Director
Robert H. Waterman, Jr.

/s/ NANCY A. MILLER
*By: Nancy A. Miller
(Attorney-in-Fact)


                          EXHIBIT INDEX

Exhibit No.                        Description

      4.1* Rights Agreement dated as of October 21, 1994 between the Registrant and First Chicago Trust Company of New York, as Rights Agent, filed as
                    Exhibit 4.1 to Amendment No. 3 to the
                    Registrant's Registration Statement on Form 10 and incorporated herein by reference.

      5.1 Opinion of Ivan D. Meyerson, Vice-President and General Counsel of the Registrant, as to the legality of the securities being registered.

     23.1           Independent Auditors' Consent.

     23.2 Consent of Ivan D. Meyerson, Vice-President and General Counsel of the Registrant
                    (included in Exhibit 5.1 to this Registration
                    Statement).

     24.1 Powers of Attorney pursuant to which certain officers and directors of the Registrant signed this Registration Statement.

     ____________________

     *  Previously filed.


                                            EXHIBIT 5.1 AND 23.2


                                             December 23, 1997


McKesson Corporation
McKesson Plaza
One Post Street
San Francisco, CA 94104


      I am General Counsel of McKesson Corporation, a Delaware corporation (the "Company"). In that capacity I have reviewed the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 with respect to 573,000 options to purchase shares of the Company's Common Stock, issuable pursuant to the McKesson Corporation 1994 Stock Option and Restricted Stock Plan (the "Plan"). As General Counsel, I am familiar with the Company's Restated Certificate of Incorporation and its Restated By-Laws, as amended to date. I have also examined such other documents, corporate records and instruments as I have deemed necessary or appropriate for the purpose of this opinion.

      Based upon the foregoing, it is my opinion that such options to purchase shares of Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

      I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 and 23.2 to the
Registration Statement.

                              Very truly yours,


                             /s/ IVAN D. MEYERSON

                              Ivan D. Meyerson
                              Vice President and General Counsel


                                                  EXHIBIT 23.1


                  INDEPENDENT AUDITORS' CONSENT



          We consent to the incorporation by reference in this Registration Statement of McKesson Corporation ("McKesson") on Form S-8 of our reports dated May 16, 1997 on McKesson's consolidated financial statements and consolidated supplementary financial schedule, both such reports appearing in the Annual Report on Form 10-K of McKesson Corporation for the year ended March 31, 1997, and our report on FoxMeyer Corporation's consolidated financial statements dated June 28, 1996 (March 18, 1997 as to paragraph seven of Note Q), which report expresses an unqualified opinion and includes an explanatory paragraph relating to the sale of the principal assets of FoxMeyer Corporation and its Chapter 7 bankruptcy filing, appearing in the Current Report on Form 8-K/A of McKesson Corporation filed with the Securities and Exchange Commission on April 28, 1997.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
San Francisco, California
Dallas, Texas

December 23, 1997


                                                    EXHIBIT 24.1


                        POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS:

          WHEREAS, McKesson Corporation, a Delaware corporation (the "Company"), contemplates filing with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, and the regulations promulgated thereunder, a Registration Statement on Form S-8 (and amendments thereto, including post-effective amendments), with respect to options to purchase shares of common stock of the Company to be issued by the Company pursuant to the McKesson Corporation 1994 Stock Option and Restricted Stock Plan,

          WHEREAS, the undersigned is an officer or director, or both, of the Company,

          NOW, THEREFORE, the undersigned hereby constitutes and appoints Nancy A. Miller and Ivan D. Meyerson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign the aforementioned Registration Statement and any and all amendments (including post-effective amendments) thereto and other documents in connection therewith, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do and cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand this 23rd day of December, 1997.


/s/ MARK A. PULIDO

/s/ RICHARD H. HAWKINS

/s/ HEIDI E. YODOWITZ

/s/ ALAN J. SEELENFREUND

/s/ MARY G.F. BITTERMAN

/s/ TULLY M. FRIEDMAN

/s/ JOHN M. PIETRUSKI

/s/ DAVID S. POTTRUCK

/s/ CARL E. REICHARDT

/s/ JANE E. SHAW

/s/ ROBERT H. WATERMAN, JR.



December 23, 1997




Securities and Exchange Commission
File Desk, Room 1004
450 Fifth Street, NW
Washington, DC 20549-1004

Re:       McKesson Corporation - Direct Transmission
          Form S-8 Registration Statement- Options under
          1994 Stock Option and Restricted Stock Plan

Ladies and Gentlemen:

On behalf of McKesson Corporation (the "Company"), and in connection with the registration of 573,000 options to purchase common stock, $0.01 par value, of the Company pursuant to the 1994 Stock Option and Restricted Stock Plan, we submit for filing under the Securities Act of 1933, as amended, the Company's registration statement on Form S-8, together with all exhibits, other than those previously filed with the Commission and incorporated herein by reference.

This filing is being effected by direct transmission to the Commission's Operational EDGAR System.

Payment of the registration fee in the amount of $3,043 was remitted by wire transfer to the Commission's account at Mellon
Bank in Pittsburgh, PA on December 19, 1997.

Should you have any questions concerning this filing, please telephone me collect (tel. (415) 983-8301) or, in my absence, Ivan Meyerson, Vice President and General Counsel for the Company
(tel. (415) 983-8319).

Very truly yours,

McKESSON CORPORATION



/s/ Nancy A. Miller
By NANCY A. MILLER
Vice President and Corporate Secretary

NAM/DTI/it